EXHIBIT 10.25
AMENDMENT TO THE EMPLOYMENT AGREEMENT

THIS AMENDING AGREEMENT is made and entered into with an effective date of August 6, 2025 (the
"Effective Date"), by and BETWEEN:

AMRIZE NORTH AMERICA INC.
(the "Company")

- and -

JAKE GOSA
(the "Employee")
WHEREAS, the Company and the Employee (together, the "Parties" and each, a "Party") entered into an employment agreement effective as of March 21, 2025, as amended on May 1, 2025 (collectively, the "Agreement"), on the terms and conditions set out therein;
AND WHEREAS the Parties wish to amend the Agreement in accordance with the terms and conditions set out herein;
NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained in this Amending Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Defined Terms:
Terms with initial capital letters used in this Amending Agreement that are not otherwise. defined herein have the meanings given to them in the Agreement.
2.Modification of the Agreement:

The Agreement is hereby modified, with effect as of the Effective Date, as follows:
(a)Section 2(d): by deleting Section 2(d) in its entirety and replacing it with the following Section 2(d), as follows:
(d)Special Sign-On Long-Term Incentive Grant and Payments. You will be entitled to receive the following special long-term incentive awards and payments in lieu of long-term incentives in the amount of $2,635,000.00, payable as follows:
(A)Subject to the approval of the Board, the Company shall recommend to the Board that You be granted and receive (at the first full meeting of the Board following the completion of the North America Spin Off) a one-time special award of long-term incentives (in the form of restricted stock units) pursuant to the North America LTIP with a value of $2,635,000.00, calculated based on the applicable stock price in effect on the actual date of the special one-time grant (the "Special LTl Grant"), with the following special vesting periods'.

(i)$1,750,000.00 of the Special LTl Grant shall vest on the first anniversary of the commencement of Your employment with the Company; and

(ii)$885,000.00 of the Special LTl Grant shall vest on the second anniversary of the commencement of Your employment with the Company date.
3.Survival of Other Terms and Conditions

All other terms and conditions of the Agreement, save and except as modified herein, will remain unmodified and in full force and effect and time will remain of the essence.
4.Enurement

This Amending Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective successors and permitted assigns.

5.Counterparts

This Amending Agreement may be executed in counterparts and delivered electronically by email, each of which shall constitute an original and together shall constitute one and the same Amending Agreement.

IN WITNESS WHEREOF the Parties hereto have duly executed this Amending Agreement as of the Effective Date.

AMRIZE NORTH AMERICA INC.

Per:    /s/ Steve Clark
     Name: Stephen Clark
Title: Chief People Officer

JAKE GOSA

Per:    /s/ Jake Gosa
    Jake Gosa
    August 8, 2025